Exhibit 99.1

FOR IMMEDIATE RELEASE May 13, 2024

Scilex Holding Company Provides Information to Scilex Stockholders Regarding Manipulative and Naked Short Selling of Scilex Common Stock

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Scilex management is determined to enhance its stockholders’ value and protect their stockholder rights, and is taking steps to combat manipulative and naked short selling practices in Scilex common stock.

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Of the approximately 181 million shares of Scilex common stock currently issued and outstanding: (a) 76 million were distributed by Sorrento Therapeutics, Inc. (OTC: SRNEQ, “Sorrento”) as dividend shares in January 2023 (the “Dividend Shares”) and are restricted from trading until the earlier of (i) September 30, 2024 per court order or (ii) the date on which Sorrento and its Official Committee of Unsecured Creditors agree in writing or on the record in Sorrento’s chapter 11 cases certain claims that may be asserted in potential litigation to avoid Sorrento’s distribution of Dividend Shares and to recover such Dividend Shares; (b) another approximately 60 million shares of Scilex common stock, along with approximately 29 million of shares of Scilex preferred stock, were repurchased by Scilex in September 2023; and (c) approximately 45 million shares of Scilex common stock constitute the unrestricted public float trading on the Nasdaq Capital Market.

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According to credible information available to Scilex, Scilex management believes there are approximately 10 million shares of Scilex common stock being sold short and additionally, there are more than 10 million Dividend Shares deemed to have been sold as “naked short” positions on or after January 2023 that have not been covered as of today. The Company believes that there are substantial “naked short” positions in approximately 44 million shares of its common stock that had not cast votes based on the reports tabulated by Broadridge Financial Solutions, Inc., an independent third party that collects and tabulates stockholder votes, for the Company’s prior two annual meetings for its stockholders. This represents a failure by the brokerage firms to deliver the Dividend Shares to the beneficial owner accounts for approximately 15 months constituting a potential violation of Regulation SHO.

•	Sample letter for Scilex stockholders to send to their brokerage firms to recall loaned shares of Scilex common stock from Brokerages’ Lending Programs.

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Sample letter for the beneficial owners, eligible to receive dividend shares of the Company (the “Dividend Shares”) previously distributed by Sorrento Therapeutics, Inc. (OTC: SRNEQ, “Sorrento”) to its stockholders as a dividend, to demand immediate delivery of the Dividend Shares from such Brokerage Firms as Record Holders.

PALO ALTO, CALIFORNIA – May 13, 2024 (GLOBE NEWSWIRE) - Scilex Holding Company (Nasdaq: SCLX, “Scilex” or “Company”), an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain, today provides information to its stockholders regarding short selling of Scilex common stocks traded on the Nasdaq Capital Market.

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According to credible information available to Scilex, Scilex management believes there are approximately 10 million share of Scilex common stock being sold short and additionally, there are more than 10 million Dividend Shares deemed to have been sold as “naked short” positions on or after January 2023 that have not been covered as of today. The Company believes that there are substantial “naked short” positions in approximately 44 million shares of its common stock that had not cast votes based on the reports tabulated by Broadridge Financial Solutions, Inc., an independent third party that collects and tabulates stockholder votes, for the Company’s prior two annual meetings for its stockholders. This represents a failure by the brokerage firms to deliver the Dividend Shares for approximately 15 months constituting a potential violation of Regulation SHO.

The practice of manipulative or abusive “naked short” selling or maintaining “naked short” positions may constitute a violation of SEC Regulation SHO.

Scilex Management is determined to combat manipulative and illegal short selling of Scilex common stock which has the effect of reducing shareholder value and infringing on shareholders’ rights. In addition to communicating with regulatory authorities and through the legal processes demanding accurate information pertaining to Scilex stock trades to expose any manipulative and illegal “naked short selling” of Scilex stock, Scilex Management is providing Scilex stockholders with the following information to help combat manipulative short selling or illegal naked short selling or naked short positions in its shares:

Scilex stockholders holding shares on loan in their margin accounts can choose to do the following:

•	recall their shares from their brokerage firms that administer such lending programs by opting out of any share lending programs;

•	demand that their shares to be held in a cash account; and/or

•	move their shares to a Direct Registration (“DRS”) account at the Company’s transfer agent, Continental Stock Transfer & Trust Company.

Sample Letter to Brokerage to Recall Loaned Shares. If a stockholder decides to instruct its brokerage firm not to make their shares of Scilex common stock available for lending, the following is a sample of language that can be used in their communication to the brokerage firm:

•	Broker name;

•	Broker address;

•	Attn: [Agent for Your Account];

•	Brokerage account number;

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The letter should state clearly that the shares of Scilex common stock are to be held in a cash account and should be not made available for any lending programs in the brokerage firm and to not loan any such shares. Additionally, as applicable, there should be a request to recall any such shares that are currently on loan; and

•	Demand that the brokerage firm confirm the receipt and compliance with such request.

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Beneficial owners of Dividend Shares, previously distributed by Sorrento to its stockholders as a dividend, can choose to demand their brokerage firms immediately deliver the Dividend Shares to the stockholders’ individual cash brokerage account or to the Company’s transfer agent. A list of the Brokerages that are Record Holders can be found on this link from previously published FAQ.

Sample Letter to Brokerage to Demand Delivery of the Dividend Shares. If a stockholder decides to instruct its brokerage firm, as the Record Holder of such stockholder’s Dividend Shares, to immediately deliver the Dividend Shares to the stockholders’ individual cash brokerage account or to the Company’s transfer agent the following is a sample of language that can be used in their communication to the brokerage firm:

•	Broker name;

•	Broker address;

•	Attn: [Agent for your Account];

•	Brokerage account number;

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The letter should state clearly that you are a beneficial owner of Dividend Shares and you demand immediate delivery of such shares to your individual cash brokerage account or to the Company’s transfer agent from your brokerage firm acting as a Record Holder of these Dividend Shares;

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Include the number of Dividend Shares that you were entitled to receive from Sorrento as Dividend Shares by stating how many Sorrento shares you held on January 9, 2023, the record date for receiving Dividend Shares; and

•	Demand that the brokerage firm confirm the receipt and compliance with your request.

Please note it is not uncommon to provide this written communication to brokerage firm to not lend their clients’ shares for the purpose of short selling. Similar guidance was recently sent out by Trump Media & Technology Group Corp. (Nasdaq: DJT) to its shareholders highlighting actions that its shareholders can take to prevent the lending of their shares by brokerage firms for the purpose of short selling.

Not Investment Advice

The information in this release does not constitute or purport to be investment advice. The Company encourages stockholders to speak with their financial advisors about any transactions and strategies such as using cash accounts to hold their securities instead of margin accounts and the lack of liquidity resulting from or costs of transferring and holding their shares at the Company’s transfer agent to ensure they are appropriate for the stockholders’ individual circumstances.

Additional Information Regarding Moving Shares Out of Brokerage Accounts

Please note that stockholders may incur certain costs in connection with transferring shares out of a brokerage account and, once their shares are moved to our transfer agent, their ability to timely transfer their shares back to a brokerage firm and sell may be a longer process. Holding shares in physical certificate form involves risk of loss or destruction where a bond of indemnity is required to replace the certificate(s).

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For more information on Scilex Holding Company, refer to www.scilexholding.com

For more information on ZTlido® including Full Prescribing Information, refer to www.ztlido.com.

For more information on ELYXYB®, including Full Prescribing Information, refer to www.elyxyb.com.

For more information on Gloperba®, including Full Prescribing Information, refer to www.gloperba.com.

About Scilex Holding Company

Scilex Holding Company is an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain. Scilex targets indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with acute and chronic pain and are dedicated to advancing and improving patient outcomes. Scilex’s commercial products include: (i) ZTlido® (lidocaine topical system) 1.8%, a prescription lidocaine topical product approved by the U.S. Food and Drug Administration (the “FDA”) for the relief of neuropathic pain associated with postherpetic neuralgia, which is a form of post-shingles nerve pain; (ii) ELYXYB®, a potential first-line treatment and the only FDA-approved, ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults; and (iii) Gloperba®, the first and only liquid oral version of the anti-gout medicine colchicine indicated for the prophylaxis of painful gout flares in adults, expected to launch in the first half of 2024.

In addition, Scilex has three product candidates: (i) SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (“SEMDEXATM” or “SP-102”), a novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, for which Scilex has completed a Phase 3 study and has granted Fast Track status from the FDA in 2017; (ii) SP-103 (lidocaine topical system) 5.4%, (“SP-103”), a next-generation, triple-strength formulation of ZTlido, for the treatment of chronic neck pain and for which Scilex has recently completed a Phase 2 trial in low back pain. SP-103 has granted Fast Track status from the FDA in low back pain; and (iii) SP-104 (4.5 mg, low-dose naltrexone hydrochloride delayed-release capsules) (“SP-104”), a novel low-dose delayed-release naltrexone hydrochloride being developed for the treatment of fibromyalgia, for which Phase 1 trials were completed in the second quarter of 2022.

Scilex Holding Company is headquartered in Palo Alto, California.

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Forward-Looking Statements

This press release and any statements made for and during any presentation or meeting concerning the matters discussed in this press release contain forward-looking statements related to Scilex and its subsidiaries under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding Scilex’s beliefs of the scale of short selling, lending program activities and market manipulation of its stock price, any potential violations of law and legal challenges with respect to the actions believed to be taken by brokerage firms that are described in this press release, Scilex’s expectation to launch Gloperba® in the first half of 2024.

Risks and uncertainties that could cause Scilex’s actual results to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: risks associated with the unpredictability of trading markets and whether a market will be established for Scilex’s common stock; general economic, political and business conditions; risks related to COVID-19 (and other similar disruptions); the risk that the potential product candidates that Scilex develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; risks relating to uncertainty regarding the regulatory pathway for Scilex’s product candidates; the risk that Scilex will be unable to successfully market or gain market acceptance of its product candidates; the risk that Scilex’s product candidates may not be beneficial to patients or successfully commercialized; the risk that Scilex has overestimated the size of the target patient population, their willingness to try new therapies and the willingness of physicians to prescribe these therapies; risks that the outcome of the trials and studies for SP-102, SP-103 or SP-104 may not be successful or reflect positive outcomes; risks that the prior results of the clinical and investigator-initiated trials of SP-102 (SEMDEXA™), SP-103 or SP-104 may not be replicated; regulatory and intellectual property risks; and other risks and uncertainties indicated from time to time and other risks described in Scilex’s most recent periodic reports filed with the Securities and Exchange Commission, including Scilex’s Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q that the Company has filed or may file, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and Scilex undertakes no obligation to update any forward-looking statement in this press release except as may be required by law.

Contacts:

Investors and Media

Scilex Holding Company

960 San Antonio

Road Palo Alto, CA 94303

Office: (650) 516-4310

Email: investorrelations@scilexholding.com

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Website: www.scilexholding.com

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SEMDEXA™ (SP-102) is a trademark owned by Semnur Pharmaceuticals, Inc., a wholly-owned subsidiary of Scilex Holding Company. A proprietary name review by the FDA is planned.

ZTlido® is a registered trademark owned by Scilex Pharmaceuticals Inc., a wholly-owned subsidiary of Scilex Holding Company.

Gloperba® is the subject of an exclusive, transferable license to use the registered trademark by Scilex Holding Company.

ELYXYB® is a registered trademark owned by Scilex Holding Company.

All other trademarks are the property of their respective owners.

© 2024 Scilex Holding Company All Rights Reserved.

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